Exhibit 99.1

NEWS RELEASE

Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE REPORTS FIRST QUARTER 2009 RESULTS

APRIL 30, 2009 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (NYSE:FRZ) today reported financial results for the first quarter ended March 31, 2009.

Revenues for the first quarter of 2009 were $42.2 million, compared to $43.0 million in the same quarter of 2008.  The Company’s net loss was $12.0 million in the first quarter of 2009, compared to a net loss of $3.3 million in the same period of 2008.  Net loss per share was $0.54 in the first quarter of 2009 compared to a net loss per share of $0.15 in the first quarter of 2008.  Included in the 2009 results are $2.9 million of costs related to the ongoing antitrust investigations and related litigation.  Included in the 2008 results are a gain of $17.0 million related to the termination of the merger agreement between the Company and affiliates of GSO Capital Partners LP (“GSO”) on January 31, 2008, $0.8 million of costs related to the GSO transaction and the related stockholder litigation and $1.2 million of costs related to the antitrust investigations and related litigation.

Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and the effects of certain other items, was negative $5.1 million in the first quarter of 2009, compared to negative $4.3 million in the first quarter of 2008.  Available Cash for the first quarter of 2009 was negative $14.5 million compared to negative $9.1 million in the first quarter of 2008.  A discussion regarding the presentation of Adjusted EBITDA and Available Cash in this press release, including reconciliations of Adjusted EBITDA to EBITDA and net loss and the calculation of Available Cash, is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

“Although we are continuing to feel the impact of economic conditions on our sales volumes, our results for the first quarter were in line with our expectations,” commented Chief Executive Officer and President Gilbert M. Cassagne.  “It appears that the benefits of lower commodity prices will continue into the summer selling season and we are beginning to execute on opportunities to improve the business that we have identified in our strategic planning process.”

CONFERENCE CALL

The Company has scheduled a conference call for today, Thursday, April 30, 2009 at 10:00 a.m. Eastern time.  To participate, dial (800) 860-2442 ten minutes prior to the start time, referencing confirmation code 430201.  A telephonic replay will be available through May 7, 2009 and may be accessed by calling (877) 344-7529 and using the above-listed confirmation code.  A live webcast and archived replay of the conference call can also be accessed on the Company’s website at www.reddyice.com.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to a variety of customers in 31 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.   Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

— Financial Tables Follow —

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(in thousands, except
	per share amounts)

Revenues	$42,246	$43,035
Cost of sales (excluding depreciation)	35,480	37,288
Depreciation expense related to cost of sales	5,128	5,150
Gross profit	1,638	597
Operating expenses	12,177	10,837
Depreciation and amortization expense	1,709	1,641
Gain on dispositions of assets	(4)	(4)
Loss on diesel hedge	356	—
Cost of antitrust investigations and related litigation	2,882	1,187
Transaction costs related to merger agreement	—	811
Loss from operations	(15,482)	(13,875)
Interest expense	(7,221)	(7,896)
Interest income	70	283
Gain on termination of merger agreement	—	17,000
Loss before income taxes	(22,633)	(4,488)
Income tax benefit	10,666	1,177
Net loss	$(11,967)	$(3,311)

Basic and diluted net loss per share:
Net loss	$(0.54)	$(0.15)
Weighted average common shares outstanding	22,064	22,000

Cash dividends declared per share	$—	$0.42

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

OTHER SUPPLEMENTAL INFORMATION

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(in thousands)

Packaged ice revenues	$40,287	$40,885
Other revenues	1,959	2,150
Total revenues	$42,246	$43,035

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	March 31,	December 31,
	2009	2008
	(in thousands)

Cash and cash equivalents	$16,373	$39,684
All other current assets	46,533	45,365
Total assets	429,681	454,559

Accounts payable and accrued expenses	$32,698	$35,592
Total current and non-current debt (including revolving credit facility)	390,500	390,500
Total stockholders’ equity (deficit)	(9,685)	872
Total liabilities and stockholders’ equity (deficit)	429,681	454,559

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

EBITDA represents the Company’s consolidated net loss before income taxes, interest and depreciation and amortization.  Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items, Reddy Ice Holdings, Inc. (“Reddy Holdings”) gains and expenses and other adjustments set forth below, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s credit facility.  EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for “net loss”, the most directly comparable GAAP financial measure, as an indicator of operating performance.

By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future.  The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under the Company’s credit facility, including Reddy Ice Corporation’s ability to pay dividends to Reddy Holdings to fund cash interest payments on its senior discount notes and any dividends paid to its stockholders.

Adjusted EBITDA as we have presented it may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, as it excludes certain financial information when compared to “net loss”.  Users of this financial information should consider the types of events and transactions which are excluded.

	Three Months Ended
	March 31,
	2009	2008
	(in thousands, unaudited)

Net loss	$(11,967)	$(3,311)
Depreciation expense related to cost of sales	5,128	5,150
Depreciation and amortization expense	1,709	1,641
Interest expense	7,221	7,896
Interest income	(70)	(283)
Income tax benefit	(10,666)	(1,177)
EBITDA	(8,645)	9,916
Other non-cash charges:
Stock-based compensation expense	397	832
Gain on dispositions of assets	(4)	(4)
Decrease in fair value of diesel hedge	254	—
Reddy Holdings items:
Cost of antitrust investigations and related litigation (a)	2,882	1,187
Transaction costs related to merger agreement (a)	—	811
Gain on termination of merger agreement (a)	—	(17,000)
Adjusted EBITDA	$(5,116)	$(4,258)

(a)          Represents the elimination of (i) the costs incurred in connection with the ongoing antitrust investigations and related litigation, (ii) the costs related to the GSO transaction and the related stockholder litigation and (iii) the gain recognized in connection with the termination of the merger agreement with affiliates of GSO on January 31, 2008.  The gain related to the termination of the merger agreement is excluded from Adjusted EBITDA for purposes of the Company’s credit facility as the proposed acquisition was of Reddy Holdings.  The costs related to GSO merger agreement and the antitrust investigations and related litigation are excluded from the calculation of Adjusted EBITDA as these costs have been paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with the excess cash remaining from the initial public offering of its common stock in August 2005 and the funds paid to Reddy Holdings by affiliates of GSO in February 2008 in connection with the termination of the merger agreement.

The Company’s credit agreement requires that pro forma effect be given to certain items, such as acquisitions and dispositions of businesses and the purchase of leased assets, when calculating Adjusted EBITDA.  The following table sets forth the calculation of pro forma Adjusted EBITDA:

	Three Months Ended
	March 31,
	2009	2008
	(in thousands, unaudited)

Adjusted EBITDA	$(5,116)	$(4,258)
Acquisition adjustments (a)	—	30
Elimination of lease expense (b)	—	10
Pro forma Adjusted EBITDA	$(5,116)	$(4,218)

(a)          Represents the incremental Adjusted EBITDA of acquired businesses as if each acquisition had been consummated on the first day of the period presented.  All acquisitions included herein were consummated on or before March 31, 2009.

(b)         Represents the elimination of historical lease expense resulting from the purchase of certain leased real estate in the fourth quarter of 2008.

Available Cash is a defined term in the Company’s credit agreement and is a key measure in evaluating the Company’s ability to pay dividends.  Available Cash for the three months ended March 31, 2009 and 2008 was as follows:

	Three Months Ended
	March 31,
	2009	2008
	(in thousands, unaudited)

Adjusted EBITDA	$(5,116)	$(4,258)
Less:
Cash paid for interest expense, net	4,835	4,028
Cash paid for income taxes	—	15
Capital expenditures, net of applied proceeds from dispositions	4,538	800
Principal repayments of indebtedness	—	15
Available Cash	$(14,489)	$(9,116)